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                                                                    EXHIBIT 99.5

                                  HEARING DATE: SEPTEMBER 10, 2004 AT 10:00 A.M.


                     IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE EASTERN DISTRICT OF NEW YORK

In re:                                    )         Chapter 11
                                          )
                                          )         Jointly Administered
MED DIVERSIFIED, INC., et al.,            )
                                          )         Case Nos.:  02-88564
                                          )                     02-88568
                  Debtors.                )                     02-88570
                                          )                     02-88572
                                          )
                                          )
________________________________________  )

                      SECOND AMENDED PLAN OF LIQUIDATION OF
                      DEBTOR RESOURCE PHARMACY, INC. DATED
                      AS OF SEPTEMBER 10, 2004, AS MODIFIED

     Pursuant to section 1121 of the Bankruptcy Code, Resource Pharmacy, Inc., a Nevada corporation (the "Debtor"), proposes this Second Amended Plan of Liquidation.

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     A. SPECIFIC DEFINITIONS. In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

          1. "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(l) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. Section 1930.

          2. "ADMINISTRATIVE CLAIMS FUND " means a fund established by the Debtor, Trestle, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims against Med, CDSI,

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CCG and CCS, and (b) Sun Capital on account of its Allowed Claims. To the extent that funds remain after the payment of Allowed Administrative Claims against Med, CDSI, CCG and CCS and the Allowed Claims of Sun Capital, amounts remaining in the Administrative Claims Fund may be used to fund the Class 10A Distribution (as defined in the Med Plan). The source of funds for the Administrative Claims Fund shall be transfers pursuant to the Plan and the Trestle Plan on the Effective Date. The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with the Plan.

          3. "ALLOWED ADMINISTRATIVE CLAIM" means all or that portion of an Administrative Claim which is an Allowed Claim.

          4. "ALLOWED CLAIM" means that portion of a Claim: (a) which was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B., V.B.6. and/or VI. of the Plan; or
(c) which has otherwise been allowed by a Final Order.

          5. "ALLOWED CONVENIENCE CLASS CLAIM" means all or that portion of a Convenience Class Claim which is an Allowed Claim.

          6. "ALLOWED PRIORITY CLAIM" means all or that portion of a Priority Claim which is an Allowed Claim.

          7. "ALLOWED SECURED CLAIM" means all or that portion of a Secured Claim which is an Allowed Claim.

          8. "ALLOWED SUBORDINATED CLAIM" means all or that portion of a Subordinated Claim which is an Allowed Claim.

          9. "ALLOWED TAX CLAIM" means all or that portion of a Tax Claim which is an Allowed Claim.

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          10.     "ALLOWED UNSECURED CLAIM" means all or that portion of an
Unsecured Claim which is an Allowed Claim.

          11.     "BANK" means Private Investment Bank Limited.

          12.     "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy
Procedure.

          13. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

          14. "CASE" means the chapter 11 case under the Code commenced by the Debtor on the Petition Date.

          15. "CASH" means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

          16. "CCG" means Chartwell Care Givers, Inc., a Delaware corporation.

          17. "CCG CREDITORS' TRUST" means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCG in accordance with the terms of the CDSI Plan.

          18. "CCS" means Chartwell Community Services, Inc., a Texas corporation.

          19. "CCS CREDITORS' TRUST" means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCS in accordance with the terms of the CDSI Plan.

          20. "CDSI" means Chartwell Diversified Services, Inc., a Delaware corporation.

          21. "CDSI CONFIRMATION DATE" means the date of entry of the CDSI Confirmation Order.

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          22.     "CDSI CONFIRMATION ORDER" means the order of the Court
confirming the CDSI Plan pursuant to section 1129 of the Code.

          23. "CDSI CREDITORS' TRUST" means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CDSI in accordance with the terms of the CDSI Plan.

          24. "CDSI PLAN" means the Second Amended Joint Plan of Reorganization of Debtors CDSI, CCG and CCS (including all exhibits and attachments), as modified or amended from time to time.

          25. "CLAIM" or "CLAIMS" as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          26. "CLASS" means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

          27. "CODE" means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101, ET SEQ., including all amendments thereto.

          28. "CONFIRMATION DATE" means the date of entry of the Confirmation Order.

          29. "CONFIRMATION ORDER" means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

          30. "CONVENIENCE CLASS CLAIM" means any Unsecured Claim that is asserted against the Debtor in an amount that is less than $100, or any Unsecured Claim the holder of which has agreed to accept $100 or less in full satisfaction of such Claim.

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          31.     "COURT" means the United States Bankruptcy Court for the
Eastern District of New York.

          32. "CREDITOR" means any holder of a Claim, as defined in the Code, section 101(10).

          33. "DEBTOR" mean Resource Pharmacy, Inc., whether as debtor or as debtor-in-possession.

          34. "DISCLOSURE STATEMENT" means the "Disclosure Statement Regarding the Second Amended Plan of Liquidation of Resource Pharmacy, Inc., Dated May 18, 2004" (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

          35. "DISPUTED CLAIM" means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

          36. "EFFECTIVE DATE" means, unless an earlier date is otherwise agreed to by the Debtor and the Bank, the later of: (i) the eleventh (11th) day after the Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (ii) the first Business Day on which the Confirmation Order becomes a Final Order; or (iii) the eleventh (11th) day after the CDSI Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (iv) the first Business Day on which the CDSI Confirmation Order becomes a Final Order; or(v) the first day after all of the conditions precedent specified in the NCFE/Bank Settlement Agreement have been satisfied or waived in accordance with the NCFE/Bank Settlement Agreement and the NCFE Bank/Settlement Agreement has become effective.

          37. "ENTITY" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

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          38.     "ESTATE" means the estate created by section 541(a) of the
Code upon the Petition Date.

          39. "FINAL ORDER" means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or CERTIORARI has been taken or is pending.

          40. "INITIAL DISTRIBUTION DATE" means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

          41. "INTEREST" means (a) the common or preferred stock or any ownership rights in the common or preferred stock of the Debtor, and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of the Debtor.

          42.     "INTEREST HOLDER" means the holder of an Interest.

          43. "LIQUIDATING TRUST" means that trust established in accordance with section V.B. hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Liquidating Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

          44. "LIQUIDATING TRUST AGREEMENT" means that certain "Liquidating Trust Agreement," a true and correct copy of which is attached hereto as Exhibit "1."

          45. "LIQUIDATING AGENT" shall mean the Liquidating Agent of the Liquidating Trust consisting of one (1) Entity to be designated by the Debtor subject to the approval of McKesson Pharmaceutical, which approval shall not be unreasonably withheld, on or before the Effective Date.

          46. "LITIGATION TRUST" means that trust established in accordance with the CDSI Plan which, after the Effective Date, will hold and prosecute the Recovery Rights and

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certain other claims for the benefit of the Bank in accordance with the terms of the Plan and the CDSI Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in the CDSI Confirmation Order, in other Final Orders, and by applicable law.

          47. "LITIGATION TRUST AGREEMENT" means that certain "Litigation Trust Agreement," a true and correct copy of which is attached hereto as Exhibit "2."

          48. "LITIGATION TRUST TRUSTEE" shall mean the Trustee of the Litigation Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

          49.     "MED" means Med Diversified, Inc., a Nevada corporation.

          50. "MED ADVERSARY PROCEEDING" means the adversary proceeding captioned MED DIVERSIFIED, INC. ET AL. V. NATIONAL CENTURY FINANCIAL ENTERPRISES, INC. ET AL., Case No. 03-8262 (Bankr. E.D.N.Y.).

          51. "MED CREDITORS' TRUST" means that trust established in accordance with the Med Plan which, after the effective date of the Med Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against Med in accordance with the terms of the Med Plan.

          52. "MED LIQUIDATING TRUST" means that Liquidating Trust (as defined in the Med Plan) established in accordance with the Med Plan, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims against Med, in accordance with the terms of the Med Plan.

          53. "MED PLAN" means the Second Amended Plan of Liquidation of Debtor Med (including all exhibits and attachments), as modified from time to time.

          54. "NCFE/BANK SETTLEMENT" means that certain settlement agreement between the NCFE Released Parties and the Bank, which was approved by Order of the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, dated March 2, 2004, and all modifications thereto.

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          55.     "NCFE RELEASED PARTIES" or "NCFE" means National Century
Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

          56. "NET RECOVERIES" means the Cash actually received by the Litigation Trust on account of the Recovery Rights, less the cost of recovering such Cash, including, without limitation, all attorneys' fees and costs of litigation associated with such Recovery Rights.

          57. "NET RESOURCE PROCEEDS" means the amount remaining from the Resource Proceeds after payment of Allowed Claims in Class 4, Allowed Administrative Claims (except for the super-priority Administrative Claim of Sun Capital), Allowed Tax Claims, Allowed Priority Claims and Allowed Convenience Class Claims as provided for in the Plan.

          58.     "PETITION DATE" means November 27, 2002.

          59. "PLAN" means this "Second Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc., Dated as of September 10, 2004" (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

          60. "PRIORITY CLAIM" means a Claim other than an Administrative Claim or a Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.

          61. "PRO RATA" means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

          62. "PROFESSIONALS" means those Entities (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b),

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506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

          63. "RECOVERY RIGHTS" means any and all causes of action, claims and legal entitlements including, without limitation, actions to subordinate Claims under section 510 of the Code, and avoidance power actions set forth in sections 544 through 551, inclusive, of the Code.

          64. "RELATED DEBTORS" means, collectively, the Debtor, CDSI, CCG, CCS, Trestle and Med.

          65. "REORGANIZED DEBTORS" means, collectively, CDSI, CCG and CCS from and after the Effective Date.

          66. "RESIDUAL PROCEEDS" means the Cash remaining in the Liquidating Trust after (a) the liquidation of all of the assets of the Estate,
(b) the payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent, and (c) the payment of the amounts required to be paid to holders of Allowed Claims pursuant to the terms of the Liquidating Trust Agreement and the Plan.

          67.     "RESOURCE PHARMACY" means Resource Pharmacy, Inc.

          68. "RESOURCE PROCEEDS" means the proceeds of the sale of the assets of Resource Pharmacy.

          69. "SUBORDINATED CLAIMS" means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim. In the event that the Court

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determines that the Subordination of a Claim is inappropriate, such Claim shall be treated as a Class 7 Claim.

          70. "SECURED CLAIM" means a Claim secured by a lien on any property of the Estate, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

          71.     "SUN CAPITAL" means Sun Capital HealthCare, Inc.

          72. "SUN CAPITAL ESCROW ACCOUNT" means an account established by Sun Capital for the proceeds of the pre October 18, 2002 receivables collected in the approximate amount of $3,600,000.

          73. "TAX CLAIM" means a Claim entitled to priority under section 507(a)(8) of the Code.

          74. "TLC DEBTORS" means Tender Loving Care Health Services, Inc., a Delaware corporation, T.L.C. Home Health Care, Inc., a Florida corporation, Albert Gallatin Home Care, Inc., a Delaware corporation, Staff Builders, Inc., a New York corporation, Staff Builders International, Inc., a New York corporation, Careco, Inc., a Massachusetts corporation, Tender Loving Care Home Care Services, Inc., a New York corporation, T.L.C. Midwest, Inc., a Delaware corporation, U.S. Ethicare Corp., a Delaware corporation, T.L.C. Medicare Services of Dade, Inc., a Florida corporation, T.L.C. Medicare Services of Broward, Inc., a Florida corporation, U.S. Ethicare Chautauqua Corp., a New York corporation, Ethicare Certified Services, Inc., a New York corporation, U.S. Ethicare Erie Corp., a New York corporation, U.S. Ethicare Niagara Corp., a
New York corporation, S.B.H.F., Inc., a New York corporation, Staff Builders Services, Inc., a New York corporation, Staff Builders Home Health Care, Inc., a Delaware corporation, St. Lucie Home Health Agency, Inc., a Florida corporation, and a Reliable Homemaker of Martin St. Lucie

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County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

          75.     "TRESTLE" means Trestle Corporation.

          76. "TRESTLE PLAN" means the "Second Amended Plan of Liquidation of Debtor Trestle Corporation" (including all exhibits and attachments), as modified or amended from time to time.

          77. "TRESTLE PROCEEDS" means the proceeds of the sale of the assets of Trestle.

          78. "UNCLAIMED PROPERTY" means any funds or other property to be distributed to Creditors pursuant to the Plan and the Liquidating Trust Agreement which, after an attempted distribution, has not been received by the rightful Creditor. Unclaimed property shall include checks and any other property which have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

          79. "UNSECURED CLAIM" means a Claim which is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

     B.   INTERPRETATION, RULES OF CONSTRUCTION, AND COMPUTATION OF TIME

          1. Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is defined in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

          2. Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

          3. The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

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          4.      Unless specified otherwise in a particular reference, a
reference in the Plan to an article or a section is a reference to that article or section of the Plan.

          5. Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

          6. Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

          7. Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

          8. The rules of construction set forth in section 102 of the Code shall apply to the Plan.

          9. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

          10. All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

          11. The provisions of the Plan shall control over the contents of the Disclosure Statement. The provisions of the Confirmation Order shall control over the contents of the Plan.

          12. Whenever any action is required to be taken, or a distribution of property is required to be made, on a particular date, the action or distribution shall be taken or made on such date, or as soon as practicable thereafter.

                                   ARTICLE II

                       PAYMENT OF ADMINISTRATIVE EXPENSES
                  AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

     A. ADMINISTRATIVE CLAIMS. Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date, or the date on which the Administrative Claim is

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allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each
Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements. Sun Capital has an Allowed super-priority Administrative Claim, and on the Effective Date, unless Sun Capital agrees to different treatment, the Reorganized Debtors shall pay Sun Capital from the Administrative Claims Fund Cash equal to the unpaid portion of such super-priority Administrative Claim. United States Trustee quarterly fees will be paid in accordance with 28 U.S.C.
Section 1930(a)(6). The source of funds for payment of Allowed Administrative Claims shall be the Debtor's Cash and the Resource Proceeds. The source of funds for the payment of the Allowed super-priority Administrative Claims of Sun Capital shall be the Administrative Claims Fund, which shall be funded, on or before the Effective Date, with an amount sufficient to pay the Allowed super-priority Administrative Claims of Sun Capital.

     B. BAR DATE FOR ADMINISTRATIVE CLAIMS. All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. Section 1930) shall be filed no later than thirty (30) days after the Effective Date. Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Liquidating Trust, the Litigation Trust or any of their respective

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properties. The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor or the Liquidating Trust, as applicable. Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

     Any Claim arising on or after the Effective Date shall be asserted against the Liquidating Trust or the Litigation Trust, as applicable, and shall not be dealt with under this Plan.

     C. ALLOWED TAX CLAIMS. Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     A. MANNER OF CLASSIFICATION OF CLAIMS AND INTERESTS. Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtor and with respect to all property of the Debtor and the Estate, are defined and hereinafter designated in respective Classes. The Plan is intended to deal with all Claims against and Interests in the Debtor, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code. However, only holders of Allowed Claims will receive any distribution under the Plan. For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed. Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

     B. CLASSIFICATION. Allowed Claims and Interests are divided into the following

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Classes:

          CLASS 1 CLAIMS (SECURED CLAIMS OF THE BANK). Class 1 consists of the Allowed Secured Claims of the Bank against Resource Pharmacy.

          CLASS 2 CLAIMS (SECURED CLAIMS OF THE NCFE RELEASED PARTIES). Class 2 consists of the Allowed Secured Claims of the NCFE Released Parties against Resource Pharmacy.

          CLASS 3 CLAIM (SECURED CLAIM OF SUN CAPITAL). Class 3 consists of the Allowed Secured Claim of Sun Capital.

          CLASS 4 CLAIMS (OTHER SECURED CLAIMS). Class 4 consists of all Secured Claims against Resource Pharmacy, other than Class 1, 2 and 3 Claims. Each holder of an Allowed Secured Claim in Class 4 shall be deemed to be a separate sub-class of Class 4.

          CLASS 5 CLAIMS (PRIORITY CLAIMS). Class 5 consists of all Allowed Priority Claims against Resource Pharmacy. Class 5 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

          CLASS 6. (Intentionally Omitted)

          CLASS 7 CLAIMS (GENERAL UNSECURED CLAIMS). Class 7 consists of all Allowed Claims against Resource Pharmacy (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, and (c) Claims included within any other Class designated in the Plan. Class 7 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against Resource Pharmacy for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

          CLASS 8 CLAIMS (UNSECURED CONVENIENCE CLASS CLAIMS). Class 8 consists of all Allowed Convenience Class Claims against Resource Pharmacy.

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          CLASS 9 CLAIMS (SUBORDINATED CLAIMS). Class 9 consists of all Allowed
Subordinated Claims against Resource Pharmacy.

          CLASS 10 CLAIMS (INTER-DEBTOR CLAIMS). Class 10 consists of all Allowed Claims of CDSI, CCS, CCG, Med or Trestle against the Debtor.

          CLASS 11 INTERESTS. Class 11 consists of all Interests in Resource Pharmacy.

                                   ARTICLE IV

                        TREATMENT OF CLAIMS AND INTERESTS

     A.   CLASS 1 CLAIMS OF THE BANK

          Class 1 is impaired. On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Net Resource Proceeds except for $930,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 7. The amounts paid to the Bank from the Net Resource Proceeds shall be deposited by the Bank in the Administrative Claims Fund. To the extent that a Creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 7.

          In addition, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

     B.   CLASS 2 CLAIMS OF THE NCFE RELEASED PARTIES

          Class 2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement. As a result, on the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Net Resource Proceeds except for $930,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 7. The amounts paid to the Bank from the Net Resource Proceeds shall be deposited by the Bank in the Administrative Claims Fund. To the extent that a Creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 7.

          In addition, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

     C.   CLASS 3 CLAIM OF SUN CAPITAL

          Class 3 is unimpaired. To the extent that the Allowed Class 3 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 3 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor. Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital's rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims. In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital's Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital's Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital's liens will attach to such escrow funds. Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital's Claim.

     D.   CLASS 4 CLAIMS OF OTHER SECURED CREDITORS

          Class 4 is unimpaired. On the Effective Date of the Plan, the Liquidating Agent shall surrender to the holders of Allowed Secured Claims in Class 4 such property of the Estate as may be security and collateral therefor.

          To the extent that a Creditor in Class 4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 7.

     E.   CLASS 5 PRIORITY CLAIMS

          Class 5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 5 the principal amount of such Allowed Claim, without interest.

     F.   CLASS 6. (Intentionally Omitted)

     G.   CLASS 7 GENERAL UNSECURED CLAIMS

          Class 7 is impaired. The amount of Disputed Claims that shall be Allowed Claims shall be determined by the Court. Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Claim in Class 7 such Creditor's Pro Rata Share of the amount remaining from the $930,000 that the Bank agreed to set aside for the payment of Allowed General Unsecured Claims pursuant to sections IV.A. and IV.B. of the Plan, after payment of the expenses and other obligations of the Liquidating Trust (not directly related to the initiation or prosecution of objections to Disputed Claims other than those in Class 7) including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent. Each holder of an Allowed Claim in Class 7 shall receive the lesser of: (a) an amount equal to such Creditor's Allowed Claim in Class 7, or (b) such Creditor's Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 7 by the Liquidating Trust after payment of the fees and expenses of the Liquidating Trust as provided for herein. The payments to be made to the holders of Allowed Claims in Class 7 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 7.

          To the extent that the Bank has an Allowed Class 7 Claim (because insufficient collateral exists to secure the Secured Claims of the Bank and/or NCFE, or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims exceed the fair market value of the collateral), such Claims shall be subordinated to the payment of other Allowed Claims in Class 7 as provided for in the Plan. (1)

     H.   CLASS 8 CONVENIENCE CLASS CLAIMS

          Class 8 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class 8 the principal amount of such Allowed Claim, without interest.

     I.   CLASS 9 SUBORDINATED CLAIMS

          Class 9 is impaired. Holders of Allowed Subordinated Claims in Class 9 will receive no distribution under the Plan on account of such Claims.

     J.   CLASS 10 INTER-DEBTOR CLAIMS

          Class 10 is impaired. Holders of Allowed Claims in Class 10 will receive no distribution under the Plan on account of such Claims.

     K.   CLASS 11 INTERESTS

          Class 11 is impaired. The Class 11 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration. Holders of Class 11 Interests will not receive any distribution on account of such Interests under the Plan.


----------
     (1) The Bank's agreement to subordinate its General Unsecured Claim as provided for herein is only effective if the Plan is confirmed by a Final Order. Nothing in the Plan or the Disclosure Statement shall be construed as acknowledging or authorizing the subordination of the Bank's General Unsecured Claims in the event the Plan is not confirmed.

                                    ARTICLE V

                         IMPLEMENTATION OF THE PLAN AND
                             EXECUTION OF ITS TERMS

     A.   IMPLEMENTATION OF THE PLAN

          The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2),
(b)(3)(A) and (B), (b)(4) and (b)(5) of the Code.

     B.   TRANSFER OF SUN CAPITAL ESCROW ACCOUNT

          On the Effective Date, all Cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows:
(i) $400,000 to the Bank, and (ii) the remainder to the NCFE Released Parties. Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

     C.   THE LIQUIDATING TRUST

          1. PURPOSE OF THE LIQUIDATING TRUST. The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement. The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor's Estate, make payment of all Allowed Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank. The Liquidating Trust shall also be responsible for objecting to all Claims, if appropriate.

          2. TRANSFERS OF PROPERTY. On the Effective Date, all of the assets of the Debtor's Estate except for the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and the Resource Proceeds.

          3. MANAGEMENT AND POWERS OF THE LIQUIDATING TRUST. After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Agent in accordance with the terms of the Liquidating Trust Agreement. The Debtor shall select the Liquidating Agent, subject to the approval of McKesson Pharmaceutical, which approval shall not be unreasonably withheld. The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor's obligations under the Plan or otherwise, all as may be reasonably necessary to the administration of the Liquidating Trust. Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust shall include, without limitation: (a) the ability and authority to object to Administrative Claims, Tax Claims and Claims in Classes 5 and 7, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor's rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor's rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

          If the holder of a Disputed Claim and the Liquidating Agent agree to a settlement of such holder's Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court. If the proposed settlement involves a Disputed Claim for an amount in excess of the face amount of such Disputed Claim, then the Liquidating Agent shall provide notice of the proposed settlement to the Reorganized Debtors, the Office of the United States Trustee, and counsel for the Bank and schedule a Court hearing to resolve the objection.

          All fees and expenses of the Liquidating Trust, including, but not limited to, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals employed by the Liquidating Agent, shall be paid from the $930,000 set aside by the Bank for the payment of Allowed Class 7 Claims, except for fees and expenses directly related to the initiation and/or prosecution of objections to Disputed Claims in classes other than Class
7. The fees and expenses of the Liquidating Trust directly related to the initiation and/or prosecution of objections to Disputed Claims other than those in Class 7 shall be paid by the Reorganized Debtors.

          4. ESTABLISHMENT OF RESERVE. Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Agent shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

          5. EMPLOYMENT OF PROFESSIONALS. The Liquidating Agent is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan. Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

          6. OBJECTIONS TO CLAIMS BY THE LIQUIDATING TRUST. All objections to Disputed Claims to be filed by the Liquidating Agent shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made. If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

          7. DISTRIBUTIONS. Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

                       (a) RESERVE FOR DISPUTED CLAIMS. For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

                       (b) INITIAL DISTRIBUTION DATE. Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Agent shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

                       (c) ALLOWANCE OF CLAIMS. Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim. The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

                       (d) SUBSEQUENT DISTRIBUTION DATES. After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order, the Liquidating Agent shall make additional distributions at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

                       (e) UNCLAIMED PROPERTY. Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust. After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement. Until the expiration of 180 days following the date on which the distribution of the Unclaimed

Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

                       (f) SURRENDER. Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Agent, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

                       (g) FINAL DISTRIBUTION. Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent, and (c) the payment of all Allowed Tax Claims, Allowed Priority Claims, Allowed Administrative Claims and Allowed Claims in Class 7 pursuant to the terms of the Plan.

                       (h)    EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to
section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax. Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

                       (i) ESTIMATION OF UNLIQUIDATED DISPUTED CLAIMS. As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim. Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Agent), and in any case only in an amount not to exceed the estimated amount of such Entity's Claim, even if such Entity's Claim, as finally allowed, exceeds the maximum estimated amount thereof.

                       (j) CERTAIN TAX MATTERS. For all federal and state income tax purposes, the Debtor shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer. For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Agent in his/her/its absolute and sole discretion, and such valuations shall be used by the Debtor and the Liquidating Trust for all federal and state income tax purposes. The Liquidating Trust shall be deemed to be a "disputed ownership fund" within the meaning of Proposed Treasury Regulation section 1.468B-9. The Debtor shall irrevocably make and constitute the Liquidating Agent as its attorney- in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Agent, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Agent. Any such statement shall be consistent with the provisions of the Plan and the Liquidating Agent's determination of the fair market values of the property conveyed to the Liquidating Agent.

                       (k) THE DISBURSING AGENT. The Liquidating Agent shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

     D.   THE LITIGATION TRUST

          1. PURPOSE OF THE LITIGATION TRUST. The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the CDSI Plan and the Litigation Trust Agreement. The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee). No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

          2. TRANSFERS OF THE RECOVERY RIGHTS TO THE LITIGATION TRUST. On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

          3. TRANSFER OF SUN ACCOUNTS RECEIVABLE. On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital's Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) to which Sun Capital's lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

          4. MANAGEMENT AND POWERS OF THE LITIGATION TRUST. After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement. The Bank shall select the Litigation Trust Trustee. The powers of the Litigation Trust Trustee shall include, without limitation: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust. The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust

Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are incorporated herein by this reference.

     E.   THE ADMINISTRATIVE CLAIMS FUND

          The Administrative Claims Fund shall be established by the Debtor, Trestle, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims of Med, CDSI, CCG and CCS, and (b) the Allowed Claims of Sun Capital. The source of funds for the Administrative Claims Fund shall be transfers of Cash on or before the Effective Date from the Bank pursuant to the terms of the Plan and the Trestle Plan in amounts sufficient to pay all such distributions. The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

          On, the Effective Date, or as soon as practical thereafter, the Reorganized Debtors shall distribute Cash from the Administrative Claims Fund to the Med Liquidating Trust and the Reorganized Debtors in amounts sufficient to enable these Entities to make the required effective date distributions to (a) holders of Allowed Administrative Claims of Med, CDSI, CCG and CCS pursuant to the terms of the Med Plan and the CDSI Plan, respectively, and (b) Sun Capital on account of its Allowed Claims pursuant to the terms of the Plan, the Med Plan and the CDSI Plan. Any Cash remaining in the Administrative Claims Fund after the distribution to the Med Liquidating Trust and the Reorganized Debtors as provided for in this paragraph may be used to fund the Class 10A Distribution (as defined in the Med Plan). Any Cash remaining in the Administrative Claims Fund after payments to the Med Creditors' Trust as provided for in this paragraph shall be paid to the Reorganized Debtors.

     F.   DISSOLUTION

          Pursuant to the Plan, the Confirmation Order and Nevada law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

                                   ARTICLE VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order.

     Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Effective Date, or such Claim shall be forever barred. All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 6 and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

                                   ARTICLE VII

                            RETENTION OF JURISDICTION

     Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

     A. ALLOWANCE OF CLAIMS. To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

     B. EXECUTORY CONTRACT PROCEEDINGS. To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

     C. PLAN INTERPRETATION. To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Litigation Trust Agreement, and the Liquidating Trust Agreement;

     D. PLAN IMPLEMENTATION. To implement and enforce the provisions of the Plan, the Confirmation Order, the Litigation Trust Agreement, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder. Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code. All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee. If no objection is received by the Liquidating Agent within the 15-day period, the Liquidating Agent may pay the fees without the need for further review or approval of the Court. If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Agent shall schedule a Court hearing to resolve the objection. All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

     E. PLAN MODIFICATION. To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

     F. ADJUDICATION OF CONTROVERSIES. To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

     G. INJUNCTIVE RELIEF. To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

     H. CORRECT MINOR DEFECTS. To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

     I. POST-CONFIRMATION ORDERS REGARDING CONFIRMATION. To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

     J.   FINAL DECREE. To enter a final decree closing the Case.

                                  ARTICLE VIII

           RELEASE OF CLAIMS; INJUNCTIONS; MODIFICATION; MISCELLANEOUS

     A. RELEASES OF CLAIMS. The treatment of the Claims of the Bank and the NCFE Released Parties under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Released Parties and embodies an agreement reached between the parties. In exchange for the treatment of the Bank's and the NCFE Released Parties' Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Released Parties and the TLC Debtors (subject to and conditioned upon the Debtor's receipt of a reciprocal release from the TLC Debtors), together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including, without limitation, the Med Adversary Proceeding, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Released Parties and the TLC Debtors.

     In   exchange for the treatment of the Debtor's claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank's claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors release the Bank, the Debtor, and the Estate, together with their respective predecessors, successors and assigns (collectively the "Released Parties") of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

     In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtor's claims asserted in the bankruptcy

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

cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank's claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors, together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; PROVIDED HOWEVER THAT the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors' cases.

     Confirmation of the Plan shall constitute Court approval of the compromises reflected herein. The releases contained in this section shall become effective on the Effective Date.

     B. LIMITATION OF LIABILITY. Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Liquidating Agent, (c) the

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Litigation Trust Trustee, (d) the Facilitator, (e) the NCFE Re leased Parties, or (f) the Bank, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible post-petition disposition of the Debtor's assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

     C. INJUNCTIONS AND STAYS. Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

     Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust or the Litigation Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; PROVIDED, HOWEVER, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

     As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; PROVIDED, HOWEVER, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

     By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

     D. MODIFICATION. The Debtor reserves the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

     E. PLAN OF REORGANIZATION. For income tax purposes, the Plan shall constitute a plan of reorganization.

     F. PROVISIONS SEVERABLE. Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

     G. HEADINGS DO NOT CONTROL. In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

     H. TAKING ACTION. After the Effective Date, to the extent the Plan requires an action by the Debtor, the action may be taken by the Liquidating Trust on behalf of the Debtor.

     I. NO TRANSFER TAXES. Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtor that has occurred during the Case shall be subject to any stamp tax, transfer tax or similar tax.

                                   ARTICLE IX

                             CONDITIONS PRECEDENT TO
                          EFFECTIVENESS OF PLAN/WAIVER

     This plan will not become effective and the Effective Date shall not occur unless and until:

     A. the Confirmation Order, in form and substance reasonably acceptable to the Debtor and the Bank, shall have been entered by the Bankruptcy Court and shall have become a Final Order;

     B. each of the Plan Documents, in form and substance reasonably acceptable to the Debtor and the Bank, (1) shall have been executed, delivered and, if necessary, properly recorded, (2) shall have become effective, and (3) shall have been filed with the Bankruptcy Court; and

     C. all actions, other documents, and agreements necessary to implement the Plan shall have been executed, delivered and, if necessary, properly recorded, and shall have been effective.

     Notwithstanding the foregoing, the Debtor and the Bank may waive one or more of the foregoing conditions precedent to the effectiveness of the Plan, provided that such waiver shall be in writing and signed by each of the Debtor and the Bank or their respective attorneys.

                                    ARTICLE X

                              CONFIRMATION REQUEST

     The Debtor requests Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated as of September 10, 2004                RESOURCE PHARMACY, INC.


                                              By:  /s/ James Shanahan
                                                 ------------------------------
                                              Its: Treasurer and Secretary
                                                  -----------------------------

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
Tel: (617) 289-9200
Fax: (617) 289-9201
E- mail:pdmoore@duanemorris.com
and

Joseph H. Lemkin (JL-2490)
744 Broad Street, Suite 1200
Newark, NJ 07102
Tel: (973) 424-2000
Fax: (973) 424-2001
E- mail: jhlemkin@duanemorris.com

Counsel for Debtor and Debtor in Possession

                              PLAN EXHIBIT LIST(2)

     1 - Exhibit 1        Liquidating Trust Agreement

     2 - Exhibit 2        Litigation Trust Agreement


----------
     (2) No Exhibits are attached as there have been no changes to Exhibits previously filed.

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